UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2018

Stem Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55751	61-1794883
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

20283 State Road 7, Boca Raton, FL	33498
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 237-2931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

On November 5, 2018, Stem Holdings, Inc. (the “Company”) issued a press release announcing that it has commenced a private offering of up to 10,000 special warrants of the Company (the “CD Special Warrants”) for aggregate gross proceeds of up to $10,000,000. In accordance with Rule 135c of the Securities Act of 1933, as amended (the “Securities Act”), a copy of this press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K. Accordingly, this notice is not intended to and does not constitute an offer to sell nor a solicitation for an offer to purchase any securities of the Company.

The CD Special Warrants have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated November 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stem Holdings, Inc.

By:	/s/ Adam Berk
Name:	Adam Berk
Title:	CEO

Dated: November 5, 2018